PetMeds Appoints Jeff Willard as CEO & President and Announces Board Leadership Transition
Justin Mennen to Succeed Leslie C.G. Campbell as Chair of the Board
Following Her Retirement
DELRAY BEACH, Fla., September 17, 2026 — PetMed Express, Inc., dba PetMeds and parent company of PetCareRx (Nasdaq: PETS), today announced the appointment of consumer and e-commerce sector veteran, Jeff Willard, as Chief Executive Officer and President, as well as a member of the Board of Directors, effective September 28, 2026. Mr. Willard succeeds Leslie C.G. Campbell, who, in addition to serving as Chair of the Board of PetMeds, has served as Interim Chief Executive Officer and President since August 2025.
Mr. Willard brings more than 25 years of proven leadership experience at leading consumer and e-commerce companies, with a distinguished track record of driving sustainable growth, optimizing operational performance and building brands. Most recently, he has served as CEO of Stewart-MacDonald (StewMac), a leading global e-commerce provider of guitar tools and parts. Prior to that, he served as Chief Growth Officer and Chief Marketing Officer of Casper, President of Healthy Lifestyle Brands, and CEO of Zac Brown Collective. Earlier in his career, he held senior executive leadership roles at Simmons Bedding Company, Harman International, Coleman, Helen of Troy, and Lexmark International.
"After a thorough and deliberate search, the Board is confident that Jeff is the right leader to guide PetMeds into its next chapter," said Ms. Campbell. "Jeff brings a proven track record of scaling consumer brands and driving operational discipline across businesses of varying size and complexity. That expertise is exactly what PetMeds needs today. The strategic, operational, and cultural improvements we have made over the past year provide a solid foundation for this transition, and our entire Board looks forward to working closely with Jeff to build long-term value for our shareholders."
"I'm excited to join PetMeds at such a pivotal moment for the Company," said Jeff Willard, incoming Chief Executive Officer and President of PetMeds. "As an owner of two older rescue dogs, I know firsthand that Pet parents build their whole lives around the health and wellbeing of their animals, and it's our shared mission that puts PetMeds at the center of that trust. The team has done exceptional work stabilizing the foundation, and my primary focus now is on sharpening our execution and establishing a direct, clear path back to sustainable profitability and growth. I look forward to partnering with the Board and leading our talented team to accelerate our progress, unlock PetMeds’ full potential, and deliver long-term value for our shareholders.”
Board Leadership Transition
With the successful completion of the search for and appointment of the new CEO, Ms. Campbell has informed the Board of her decision to retire as Chair and step down from the Board, effective September 28, 2026. The Board has appointed Justin Mennen, currently the Lead Independent Director and Chair of the Corporate Governance and Nominating Committee, to succeed Ms. Campbell as Chair, effective September 28, 2026. In addition, effective September 28, 2026, Peter Batushansky, a current member of the Corporate Governance and Nominating Committee, will succeed Mr. Mennen as Committee Chair. Mr. Mennen will step down as Chair of the committee on that date but will remain a member. Mr. Mennen currently serves as Chief Information and Technology Officer of Shake Shack Inc. and has served on the PetMeds Board since June 2024. He has been a member of the Audit Committee since June 2024 and became Chair of the Corporate Governance and Nominating Committee, and Lead Independent Director, in August 2025.
At the Board’s request, Ms. Campbell will remain with PetMeds as a full-time Strategic Advisor to the Company for 60 days following Mr. Willard’s arrival. In this role, she will leverage her deep institutional knowledge and strong
4937-3157-4463.3

relationships with key strategic partners, shareholders, and other stakeholders to maintain momentum on key business priorities and provide vital continuity. Her ongoing involvement and guidance will also ensure a seamless and orderly transition for both Mr. Mennen in his new Board Chair role and Mr. Willard as CEO and President. Ms. Campbell has served as a member of the Board, including as committee chair of each of the standing committees at different times since 2018, stepping into the role of Board Chair in January 2024. She has also served as Interim Chief Executive Officer and President since August 2025.
"It has been a privilege to serve on the Board, and this past year as Interim CEO to lead PetMeds through such a critical period in its history," said Ms. Campbell. "I am immensely proud of what our team has accomplished in strengthening our culture, governance, and operations, and sharpening our strategic focus on long-term value creation. With Jeff taking the helm and a strong Board in place, I feel confident that the Company is well positioned for its next chapter."
"On behalf of the entire Board, I want to extend our sincere gratitude to Leslie for her leadership and tireless dedication to PetMeds," said Mr. Mennen, incoming Chair of the Board of PetMeds. "Her steadfast guidance and unwavering commitment to our employees, customers, and shareholders navigated the Company through an important period of transformation. We are deeply grateful for her invaluable contributions and know she will remain a lifelong champion of PetMeds."
About PetMeds
Founded in 1996, PetMeds is a pioneer in the direct-to-consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness, pets and pet parents, and the veterinarians who serve them. Through its PetMeds family of brands and through its PetCareRx subsidiary, the Company offers a comprehensive range of pet health solutions — including top-brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com.
Forward-Looking Statements
This press release may contain “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. These forward-looking statements include, without limitation, statements regarding the Company’s potential, the foundation in place for the Company’s growth and ability to deliver long-term value for the Company’s shareholders; and the Company’s ability to scale, execute on its long-term growth priorities, sharpen its execution, return to sustainable profitability and growth, maintain critical momentum on key business priorities, and ensure a seamless transition of its leadership. Important factors that could cause results to differ materially from those indicated by such forward-looking statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s Annual Report on Form 10-K filed on June 2, 2026 for the fiscal year ended March 31, 2026. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more
4937-3157-4463.3

forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.
Investor Contact
ICR, LLC
Reed Anderson
investor@petmeds.com
4937-3157-4463.3